Exhibit 10.17

FIRST AMENDMENT TO FEIN EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “Amendment”) is made by and between Evan Fein (the “Executive”) and Impinj, Inc. (the “Company” and together with the Executive hereinafter collectively referred to as the “Parties”) on February 9, 2015.

W I T N E S S E T H:

WHEREAS, the Parties previously entered into an employment offer letter, dated October 13, 2000 (the “Prior Agreement”);

WHEREAS, the Company and Executive amended the Prior Agreement on December 23, 2009 (the “Amended & Restated Fein Employment Agreement”), to govern the terms and conditions with respect to Executive’s continued employment with the Company; and

WHEREAS, the Company and Executive desire to amend the Amended & Restated Fein Employment Agreement to provide for 100% acceleration in certain circumstances upon a change of control, among other things.

NOW, THEREFORE, for good and valuable consideration, Executive and the Company agree to further amend the Amended & Restated Fein Employment Agreement, as follows:

1. Section 7(b)(D) of the Amended & Restated Fein Employment Agreement is hereby amended and replaced in its entirety as follows (with deletions struck through and insertions italicized and underlined)::

“(D) accelerated vesting of all outstanding Awards as to ~~fifty percent (50%)~~ one hundred percent (100%) of the then unvested portion of any such Award and”

IN WITNESS WHEREOF, each of the Parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year set forth above.

COMPANY	IMPINJ, INC.

/s/ Chris Diorio
	By:	Chris Diorio, Ph.D.
	Title:	CEO

EXECUTIVE	EVAN FEIN

/s/ Evan Fein